ALLEGHENY ENERGY TO ACQUIRE
                   MERRILL LYNCH'S GLOBAL ENERGY MARKETS UNIT
              ACQUISITION CONTINUES ALLEGHENY'S TRANSFORMATION INTO
                       A LEADING NATIONAL ENERGY MERCHANT

     Hagerstown, Md., January 8, 2001 - Allegheny Energy, Inc. (NYSE: AYE) announced today that it has signed a definitive agreement to acquire Global Energy Markets (GEM), Merrill Lynch's energy commodity marketing and trading unit. Under the agreement, Allegheny Energy's generation subsidiary, Allegheny Energy Supply Company, LLC, will acquire GEM for $490 million plus a two percent equity interest in Allegheny Energy Supply. The transaction will be accounted for as a purchase and is expected to be accretive to Allegheny Energy's earnings per share in the first year after closing.

     Alan J. Noia, Chairman, President, and Chief Executive Officer of Allegheny Energy, said, "GEM will create significant value for shareholders as we transform Allegheny Energy into a major national player in the energy marketplace. The changes in our industry are creating exciting growth opportunities for companies with a comprehensive understanding of energy marketing and trading and an asset base to continue to capitalize on market opportunities. The GEM team brings us the sophisticated skills and market presence to capture more of these opportunities. It will complement our existing skills and help to extract maximum value from our low-cost generating fleet."

     Noia continued, "Our generating fleet is one of our most valuable assets, and this acquisition is a significant step toward unlocking its full value. Growth is expected from both in-house marketing activities and from a referral agreement that Allegheny Energy Supply has with Merrill Lynch. We expect that the acquisition will support our efforts to grow Allegheny Energy's earnings by more than 10 percent a year. This transaction represents yet another positive step for us as our corporate strategy unfolds. We are committed to becoming a national energy merchant, and the combination of our powerful generating fleet with GEM's experience will drive growth and shareholder value."

     According to G. Kelly Martin, Senior Vice President and head of Global Debt Markets at Merrill Lynch, "Allegheny Energy is a tremendous company and a leader in providing energy services. This transaction enables us to offer broader energy risk-management, structuring, and advisory services to clients, including access to Allegheny's integrated trading and generation operation."

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                                     Page 2

     Daniel L. Gordon, head of GEM and newly appointed President of Allegheny Energy Supply's Trading Division, said, "My team and I look forward to becoming a part of the Allegheny Energy family. This transaction is a unique opportunity to combine a disciplined and established trading and risk-management enterprise with one of the best power generation portfolios in North America. My entire team is very excited about our future with Allegheny Energy, and we are committed to building Allegheny Energy Supply into one of the leading merchant energy companies in the world."

     In his new position, Gordon will have responsibility for all commodity risk management activities within Allegheny Energy Supply.

     With GEM, Allegheny Energy Supply will have a world-class trading and marketing operation and a national platform from which to sell its wholesale generation. After only two years of operations, GEM is ranked in the top 20 in the nation in terms of electric volumes traded as of the third quarter of 2000. It is expected that the combined volumes of trades will place Allegheny Energy Supply in the top 10 of all power marketers in the nation, based on volume of trades.

     The acquisition of GEM includes support infrastructure necessary to conduct business immediately upon completion of the transaction. Additionally, under the agreement, Merrill Lynch will refer its clients with energy trading needs to Allegheny Energy Supply. GEM will continue to operate out of New York, NY.

     The acquisition is conditioned upon customary regulatory approvals, including approvals of the Federal Energy Regulatory Commission and the Department of Justice/Federal Trade Commission. Allegheny Energy expects that the transaction can be completed in the first quarter of 2001.

     Salomon Smith Barney acted as financial advisor and Sullivan & Cromwell acted as legal counsel to Allegheny Energy.

     Allegheny Energy Supply operates and markets competitive retail and wholesale generation in markets throughout the United States and operates regulated generation for its affiliates. With its recently announced acquisitions and expansion plans, Allegheny Energy Supply will have generating capacity of nearly 13,000 megawatts, with assets strategically located throughout the United States.

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                                     Page 3

ABOUT MERRILL LYNCH

     Merrill Lynch is one of the world's leading financial management and advisory companies with offices in 44 countries and total client assets of about $1.8 trillion. As an investment bank, it is the top global underwriter and market maker of debt and equity securities and a leading strategic advisor to corporations, governments, institutions, and individuals worldwide. Further information about Merrill Lynch is available at www.ml.com.

ABOUT ALLEGHENY ENERGY

     An S&P 500 company, Allegheny Energy, Inc. is a diversified energy company headquartered in Hagerstown, Md. The Allegheny Energy family includes ALLEGHENY POWER, which delivers electric energy and natural gas to about three million people in parts of Maryland, Ohio, Pennsylvania, Virginia, and West Virginia; ALLEGHENY ENERGY SUPPLY COMPANY, LLC, which operates and markets competitive retail and wholesale electric generation and operates regulated electric generation for its affiliates; and ALLEGHENY VENTURES, which actively invests in and develops telecommunications and energy-related projects. For more information, visit our web site at www.alleghenyenergy.com.

PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

     Certain statements above constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, and prices. Such factors include, among others, the following: general and economic and business conditions; changes in the price of electricity; industry capacity; changes in technology; changes in political, social, and economic conditions; regulatory matters; integration of the operations of Allegheny Energy; regulatory conditions applicable to the transaction; the loss of any significant customers; and changes in business strategy or business plans.

FINANCIAL ANALYST MEETING, TELECONFERENCE, AND WEBCAST:

     Allegheny Energy will host a financial analyst meeting today at 11:00 a.m.
(EST) to discuss the transaction. Investors, the news media, and others may listen to a live internet broadcast of the meeting at www.alleghenyenergy.com, www.dealinfo.com/allegheny, or www.streetevents.com by clicking on an available audio link. The call will also be archived on the Company's web site for replay purposes for 10 working days after the live broadcast. Real Network's Real Player or Microsoft Media Player is required to access the webcast. They can be downloaded from www.real.com or www.microsoft.com.


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                                     Page 3

  CONTACT INFORMATION:

 CONTACTS FOR ALLEGHENY                    CONTACTS FOR MERRILL LYNCH

 INVESTORS:                                INVESTORS:
 Gregory L. Fries,                         Martin R. Wise,
 Manager, Investor Relations               Managing Director, Investor Relations
 301-665-2713                              212-449-7119
 gfries@alleghenyenergy.com                investor_relations@ml.com

 MEDIA:                                    MEDIA:
 Cynthia A. Shoop,                         Dan Alfaro,
 Vice President, Corporate Communications  Vice President, Media Relations
 301-665-2718                              212-449-6468
 cshoop@alleghenyenergy.com                dan_alfaro@ml.com


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